UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DARLING INGREDIENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2495346
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5601 N MacArthur Blvd., Irving, Texas	75038
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common stock $0.01 par value per share	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Darling Ingredients Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its common stock, par value $0.01 per share (the “Common Stock”), with NYSE Texas, Inc. (“NYSE Texas”). The Registrant expects that listing and trading of the Common Stock on NYSE Texas will begin at market open on May 30, 2025, under the trading symbol “DAR.” The Common Stock is currently listed on the New York Stock Exchange under the symbol “DAR.”

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the Registrant’s Common Stock, as may be amended from time to time, included in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, originally filed with the SEC on March 2, 2021, and incorporated by reference into the Registrant’s most recent Annual Report on Form 10-K, is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Texas, and the securities hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 29, 2025	DARLING INGREDIENTS INC.

	By:	/s/ John F. Sterling
	Name:	John F. Sterling
	Title:	EVP and General Counsel